EXHIBIT 23







                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------


               As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 16, 1998, included in this Form 10-K, into Mirage Resorts, Incorporated's previously filed registration statements on Form S-8 (File No. 33-16037), on Form S-8 (File No. 33-48394), on Form S-8 (File No.
          33-63804), on Form S-8 (File No. 33-60183), on Form S-3 (File No.
          33-65317) and on Form S-3 (File No. 333-39029).


                                        ARTHUR ANDERSEN LLP

          Las Vegas, Nevada
          March 27, 1998